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US AIRWAYS GROUP, INC. ANNOUNCES SALE
OF ITS GOVERNMENT-BACKED LOAN

TEMPE, Ariz., Oct. 19, 2005 - US Airways Group, Inc., (NYSE: LCC) today announced that debt totaling $777 million, of which $752 million was backed by the government, has been sold at a slight premium to par to 13 fixed income investors. These loans were granted to the former America West Airlines and US Airways in the aftermath of Sept. 11, 2001. The total current outstanding balance of these loans is $832 million, with $55 million held by two other existing investors. Terms associated with those loans remain unchanged, with the former America West loan terminating in 2008 and the former US Airways loan terminating in 2010.

The Air Transporation Stabilization Board (ATSB) loan program, which was open to all airlines in the aftermath of Sept. 11, 2001, was created as part of the Air Transportation Safety and System Stabilization Act. This Act was put into place to stabilize an industry vital to the nation's economy at a time when the private capital markets were closed as a result of terrorist Acts of War against the United States.

US Airways Group Chairman, President and CEO Doug Parker said, "Today's announcement signifies the payoff of both the former America West and US Airways government-backed loans. Not only has the government received full payment of its original loans, with interest and fees totaling approximately $180 million, taxpayers also received an additional $116 million earlier this month when the ATSB sold warrants associated with America West's original loan.

"When the ATSB loan guarantee program was put into place, there was much skepticism surrounding both America West's and US Airways' ability to ever repay their loans. With the loan now successfully remarketed, and with the ATSB receiving full payment including interest as well as additional funds related to America West's warrants, that skepticism has been put to rest.

"In addition, with the merger between America West and US Airways complete, we now have a stronger, more viable airline supported by more than $2.5 billion in total cash. We will continue to provide expansive air service that is vital to our nation's economy. To say we are proud of this accomplishment would be an understatement, and we commend Congress and the Administration for taking the bold steps necessary after Sept. 11 that today have come full circle."

US Airways and America West's recent merger creates the fifth largest domestic airline employing nearly 38,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 4,000 flights per day and serve more than 225 communities in the U.S., Canada, Europe, the Caribbean and Latin America. This press release and additional information on US Airways can be found at www.usairways.com or www.americawest.com.

US Airways is a member of the Star Alliance, which was established in 1997 as the first truly global airline alliance to offer customers global reach and a smooth travel experience. The other members are Air Canada, Air New Zealand, ANA, Asiana Airlines, Austrian, bmi, LOT Polish Airlines, Lufthansa, Scandinavian Airlines, Singapore Airlines, Spanair, TAP Portugal, Thai Airways International, United and VARIG Brazilian Airlines. South African Airways and SWISS will be integrated during the next 12 months. Overall, member carriers of the Star Alliance offer more than 15,000 daily flights to 795 destinations in 139 countries.

-LCC-

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" and similar terms. Such statements include, but are not limited to, statements about the outlook of US Airways Group, Inc. (the "Company"), expected fuel costs, the revenue and pricing environment, expected financial performance, and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the combined companies' plans, objectives, expectations and intentions, as well as other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties that could cause the Company's actual results and financial position to differ materially from these statements. These risks and additional factors that may affect the future results of the Company are set forth in detail in the filings of US Airways Group with the SEC, including the Company's Registration Statement on Form S-1 (File No. 333-126226), which are available at www.usairways.com. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.